Exhibit 10.1

THIRD AMENDMENT TO THE

AMGEN RETIREMENT AND SAVINGS PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

1. Section 2.51 of the Amgen Retirement and Savings Plan (As Amended and Restated Effective as of January 1, 2003) (the “Plan”) is hereby amended and restated effective January 1, 2005, as follows:

“2.51	‘Year of Service’ means, for purposes of vesting prior to January 1, 2002, each Plan Year or portion thereof during which an Employee was credited with at least 1,000 Hours of Service.”

2. Subsection 3.3(b) of the Plan is hereby amended and restated effective January 1, 2005, as follows:

“(b)	Unless excluded under (c) below, an individual classified by a Participating Company as a ‘regular part-time employee’ is an Eligible Employee.”

3. Subsection 3.3(c) of the Plan is hereby amended and restated effective as of January 1, 2003, as follows:

“(c)	Excluded Individuals. An individual shall not be an Eligible Employee for any period in which he or she is:

(1)	Included in a unit of employees covered by a collective-bargaining agreement that does not provide that such individual shall be eligible to participate in the Plan;

(2)	Not on the Payroll of a Participating Company, even though such person may be deemed, for any reason, to be an employee;

(3)	Subject to an oral or written agreement that provides that such individual shall not be eligible to participate in the Plan;

(4)	Employed by a non-U.S. subsidiary of the Company;

(5)	Classified by a Participating Company as a ‘leased employee’ (within the meaning of Section 414(n) of the Code) with respect to such Participating Company or would be so classified but for the period-of-service requirement of Code Section 414(n)(2)(B);

(6)	Any person or entity (including a temporary employee, independent contractor, or consultant) for whom a Participating Company does not withhold federal income and employment taxes from such person’s or entity’s compensation; or

(7)	Classified as an intern or co-op on a Participating Company’s Payroll.

If, during any period, a Participating Company has not regarded an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.”

4. Section 3.4 of the Plan is hereby amended and restated effective January 1, 2005, as follows:

“3.4	Reserved.”

5. Section 3.5 of the Plan is hereby amended and restated effective as of January 1, 2004, as follows:

“3.5	Suspension of Membership. A Participant’s participation in the Plan shall be suspended for any period of time during which the Participant:

(a)	Neither receives nor is entitled to receive any Compensation, including (without limitation) any leave of absence without pay; or

(b)	Does not qualify as an Eligible Employee but remains a Participant.

A Participant shall not make Participant Elected Contributions or receive any allocation of Company Contributions with respect to a period of suspended participation, but a suspended Participant’s Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund.

Notwithstanding the foregoing, in accordance with Sections 10.8 and 11.4, participation is also suspended for 12 months (6 months, effective January 1, 2005) if a Participant defaults on a Plan loan or 6 months if a Participant takes a Hardship Withdrawal. A Participant shall not make Participant Elected Contributions or receive any allocation of Matching Contributions with respect to a period of suspended participation following a Participant’s default on a Plan loan or taking of a Hardship Withdrawal, but a suspended Participant’s Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund. Notwithstanding the foregoing, a Participant who is suspended in accordance with Section 10.8 and 11.4 shall continue to receive an allocation of Nonelective Contributions during the period of suspended participation.”

6. Section 4.5 of the Plan is hereby amended effective as of January 1, 2002 by adding the following sentence at the end of the first paragraph thereof:

“Notwithstanding the foregoing, the Plan will not accept Rollover Contributions that include after-tax contributions, unless the Rollover Contributions were previously accepted by and included in the assets of a qualified retirement plan that is subsequently merged into this Plan.”

7. Section 5.1 of the Plan is hereby amended and restated effective as of January 1, 2004, as follows:

“5.1	Matching Contributions.

(a)	Subject to the limitations of Section 4.6, Section 5.6 and Articles 13-15, each Participating Company may, in its discretion, make Matching Contributions in an amount determined by the Participating Company. A Matching Contributions formula may limit the amount of Participant Elected Contributions that are taken into account for purposes of allocating Matching Contributions or may limit allocations of Matching Contributions to a specified group of Participants; provided, however, that the Matching Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. A Matching Contribution shall be paid to the Trustee as soon as reasonably practicable after the pay period to which it relates and shall be allocated to the Accounts of Participants as provided in Section 6.5.

(b)	If a Participant ceases making Participant Elected Contributions before the full amount of Matching Contributions allowed for in the preceding paragraph have been made on behalf of such Participant for a calendar quarter, a ‘true-up’ Matching Contribution shall be made on behalf of such Participant if the Participant is employed by a Participating Company on the last day of the calendar quarter. The amount of the ‘true-up’ Matching Contribution shall be the amount of the Matching Contribution allowed for on behalf of the Participant by the preceding paragraph less the amount of the Matching Contribution actually made on behalf of the Participant for the calendar quarter, subject to such administrative procedures as the Participating Company may establish to reflect payroll periods that end on other than the last day of a calendar quarter. True-up Matching Contributions shall be made by each Participating Company as soon administratively practicable following the end of each calendar quarter, but in no event later than the time prescribed by law.

(c)	Notwithstanding Subsection (b) above, if a Participant ceases making Participant Elected Contributions before the full amount of Matching Contributions allowed for in the first paragraph above have been made on behalf of such Participant for the period between January 1, 2004 and the pay period ending immediately prior to September 30, 2004, a ‘true-up’ Matching Contribution shall be made on behalf of such Participant regardless of whether such Participant is still employed by a Participating

Company on September 30, 2004. The amount of the ‘true-up’ Matching Contribution shall be the amount of the Matching Contribution allowed for on behalf of the Participant by the first paragraph above less the amount of the Matching Contribution actually made on behalf of the Participant during the period between January 1, 2004 and pay period ending immediately prior to September 30, 2004. True-up Matching Contributions shall be made by each Participating Company as soon administratively practicable following September 30, 2004, but in no event later than the time prescribed by law.”

8. Section 5.2 of the Plan is hereby amended and restated effective as of January 1, 2004, as follows:

“5.2	Nonelective Contributions.

(a)	Subject to the limitations in Section 5.6 and Articles 13-15, a Participating Company shall make Nonelective Contributions on behalf of each Participant who satisfies the eligibility requirements of Section 3. The Nonelective Contribution shall be an amount equal to 5% of each Participant’s Compensation and shall be allocated as of each pay period. For purposes of allocating such Nonelective Contributions for any Plan Year or other allocation period based on an Employee’s Compensation, only Compensation attributable to periods in such Plan Year or other allocation period during which such Employee was an Eligible Employee shall be taken into account. Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the pay period to which it relates.

(b)	With respect to the Nonelective Contribution, which is intended to constitute a ‘nonelective contribution’ under Code Section 401(k)(12) (i.e., a ‘safe harbor contribution’), the Company shall distribute within a reasonable period prior to each Plan Year, an ‘annual safe harbor notice’ in accordance with the guidance issued by the Internal Revenue Service with respect to such notices. To the extent the Company elects to amend the Plan to freeze (or thereafter reinstate) Nonelective Contributions with respect to subsequent Plan Years, the Company shall timely notify Eligible Employees in accordance with the guidance issued by the Internal Revenue Service. At a minimum the annual safe harbor notice shall:

(1)	Be sufficiently accurate and comprehensive to inform the Eligible Employee of his or her rights and obligations under the Plan;

(2)	Be written in a manner calculated to be understood by the average Employee Eligible to participate in the Plan, and shall describe:

(A)	the Nonelective Contribution formula used under the Plan;

(B)	any other contributions under the Plan (including the potential for discretionary matching contributions) and the conditions under which such contributions are made;

(C)	the type and amount of Compensation that may be deferred under the Plan;

(E)	how to make Participant Elected Contribution elections, including any administrative requirements that apply to such elections;

(F)	the periods available under the Plan for making Participant Elected Contributions;

(G)	withdrawal and vesting provisions applicable to contributions under the Plan; and

(H)	Information that makes it easy to obtain additional information about the Plan (including an additional copy of the summary plan description) such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom Employees can obtain such Plan information.

(c)	Notwithstanding the foregoing and subject to the limitations in Section 5.6 and Articles 13-15, each Participating Company may, in its discretion, make a special Nonelective Contribution to each Participant who in his or her initial year of employment with the Participating Company may not make the maximum Participant Elected Contributions permitted under the Plan because in the same Plan Year he or she previously made pre-tax salary deferrals under a prior, unrelated employer’s qualified plan. The amount of the special Nonelective Contribution shall be determined by the Participating Company. Such Nonelective Contributions shall be allocated as a percent of each eligible Participant’s Compensation. The special Nonelective Contribution shall only be made on behalf of Participants that are Nonhighly Compensated Employees (as defined in Section 12.3).”

9. Section 6.6 of the Plan is hereby amended effective as of January 1, 2004, by deleting the last two sentences thereof.

10. Section 8.10 of the Plan is hereby amended effective as of January 1, 2003, by substituting the following sentence for the first sentence thereof:

“Subject to Section 8.11, a Participant’s Beneficiary shall be the person(s), estate or trust(s) so designated by the Participant.”

11.	Section 8.13 of the Plan is amended and restated effective January 1, 2005, as follows:

“8.13	Incompetency. Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Company, shall otherwise be unable to care for such distributions to the person’s own best interest and advantage, the Company, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:

(a)	directly to such person;

(b)	to such person’s spouse;

(c)	to such person’s legal guardian or conservator; or

(d)	to any other person to be held and used for such person’s benefit.

The decision of the Company shall, in each case, be final and binding upon all parties, and any distribution made pursuant to the power herein conferred on the Company shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Participating Companies, the Trustee and the Plan Administrator with respect to such person.”

12. Section 9.2 of the Plan is hereby amended effective as of January 1, 2003, by substituting the following sentence for the third sentence thereof:

“The transfers to the Alternate Payee Accounts shall be made pro rata from the Participant’s Accounts.”

13. Section 9.5 of the Plan is hereby amended effective as of January 1, 2003, by adding the following sentence after the last sentence thereof:

“Notwithstanding Section 8.6 of the Plan or any other provisions of the Plan to the contrary, distributions to Alternate Payees shall only be made in the form of single sum distributions.”

14. Section 10.8 of the Plan is hereby amended effective January 1, 2005, by substituting the number “6” for the number “12” in the third sentence thereof.

15. Section 13.2 of the Plan is hereby amended effective as of January 1, 2004, by substituting the following sentence for the first sentence thereof:

“The provisions of the Plan (including this Section 13.2) that relate to the actual deferral percentage test, as provided in Code Section 401(k)(3) and the regulations issued thereunder, shall not apply unless the Participating Companies do not make Nonelective Contributions that satisfy the safe harbor requirements of Code Section 401(k)(12) with respect to a Plan Year on behalf of each Nonhighly Compensated Employee who is an Eligible Employee.”

16. Section 13.2 of the Plan is hereby amended effective as of January 1, 2004, by substituting the term “current” for the term “preceding” in each place that the latter term appears in Subsection (c) thereof.

17. Section 14.1 of the Plan is hereby amended effective as of January 1, 2004, by substituting the following sentence for the first sentence thereof:

“The provisions of the Plan (including this Section 14.1) that relate to the actual contribution percentage test, as provided in Code Section 401(m)(2) and the regulations issued thereunder, shall not apply unless the Participating Companies do not make Nonelective Contributions that satisfy the safe harbor requirements of Code Section 401(m)(11) with respect to a Plan Year on behalf of each Nonhighly Compensated Employee who is an Eligible Employee.”

18. Section 14.1 of the Plan is hereby amended effective as of January 1, 2004, by substituting the term “current” for the term “preceding” in each place that the latter term appears in Subsection (c) thereof.

19. Section 16.4 of the Plan is hereby amended and restated effective as of January 1, 2003, as follows:

“16.4	Administrative Expenses. Except as otherwise explicitly stated in the Plan (including Sections 9.6, 10.6 and 11.6 hereof) and the Trust Agreement, the Participating Companies or the Trust Fund shall pay the administrative expenses of the Plan and Trust Fund.”

20. Section 18.6 of the Plan is hereby amended and restated effective as of January 1, 2003, as follows:

“18.6	Exhaustion of Administrative Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits in accordance with Section 18.1, (b) has been notified that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 18.3, and (d) has been notified in writing or electronically that the Fiduciary Committee has affirmed the denial of the application. Effective October 15, 2004, if the claimant has entered into an arbitration agreement with the Company or a Participating Company, the provisions of that arbitration agreement will govern following the claimant’s compliance with the foregoing provisions of this Article 18, and shall be the sole and exclusive remedy following compliance with the foregoing provisions.”

To record this Third Amendment to the Plan as set forth herein, the Company has caused its authorized Officer to execute this document this 7th day of October, 2004

AMGEN INC.

By:	/s/ BRIAN MCNAMEE

Title:	Senior Vice President, Human Resources